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EXHIBIT 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119240, No. 333-109074 and No. 333-99485) of Altana Aktiengesellschaft of our report dated March 4, 2005 relating to the financial statements which appear in this Form 20-F.

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Frankfurt, Germany
April 7, 2005

Eberhard Dreissig	Klaus Höfer
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]